Exhibit 99.2
June 30, 2009 Quarterly Results August 6, 2009

This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward- looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A discussion of these forward-looking statements and risk factors that may affect them is set forth at the end of this presentation. The Company assumes no obligation to update any forward- looking statement in this presentation, except as required by law. Private Securities Litigation Reform Act of 1995 Safe Harbor For Forward-Looking Statements

Phil Heasley, Chief Executive Officer Ron Totaro, Chief Operating Officer Scott Behrens, Chief Financial Officer Q&A: Phil Heasley, Ron Totaro and Scott Behrens

Phil Heasley, Chief Executive Officer Half-year Review

Business Commentary We are holding to full year guidance 2H 2009 has arrived with the key category improvements we've been expecting for the past 10 quarters Big American PUF renewals are behind us and now structured as ILF/annuity contracts Emphasizing predictable recurring deals Since quarter-end we have achieved "go live" with large customers in Europe and in the Americas July "go live" of major European bank with high volume, SEPA- enabled cross-border and domestic functionality 1H 2009 Cash of ~$10 million in line with expectations Final Stages of Restructuring has led to balance among sales, services and product Ralph Dangelmaier now leading global sales, not just Americas Growing ability to export US product knowledge

Market Commentary Market for payments share is growing, not shrinking Banks are very focused on this piece of their business model EMEA still represents our greatest absolute growth segment EMEA banks had a tougher time adjusting to the global economic crisis in Q4 2008/Q1 2009 Capital spending in Europe was 'offline' until April Italy and Spain in particular have very healthy banks with large ambitions Growth in fraud globally is driving interest in risk management systems Beta 'ACM' product Tightly Linked real time fraud

Ron Totaro, Chief Operating Officer Quarterly Business Review

Q2 2009 Business Performance Revenues essentially flat ex government mandate deal and FX $15 million variance in non-recurring deals (Faster Payments, Middle East switch) Negative foreign currency impact of ~$4 million Stronger recurring revenue over same period prior year Much stronger cash collection as well as business cash management Expense Improvement Restructuring savings of $5 million Total human resource cost down $12 million Significant IBM System p deal signed in France Pipeline for Q3 and beyond Deal pipeline looks robust for second half of year and is heavily weighted towards Q4

Q2 2009 Sales Results Q2 2009 Sales Highlights: Significant new account activity: Large new account sale in France including BASE24-eps on IBM, Payments Manager, and Proactive Risk Manager ("PRM") New accounts in AP include BASE24-eps in Vietnam and PRM in New Zealand Significant term extension activity: Key Americas term extensions: J.C. Penney, Old National and Sterling Enterprise Banker renewals Large EMEA term extensions: one Dutch bank, two eastern European banks Q2 2009 sales down slightly relative to prior-year quarter Decline in new application sales due to fewer BASE24-eps sales in EMEA and price competition in wholesale payments in the Americas All key Q3 renewals going as planned; signed key US bank deal as ILF/annuity which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF which was former PUF

Q2 2009 Channel Sales Results

Sales (net of Term Extensions)

Sales Net of Term Extensions			
Channel	Qtr. Ended Jun. 09	Qtr. Ended Jun. 08	% Growth or Decline
Americas	21,723	38,643	-44%
EMEA	25,149	40,406	-38%
Asia-Pacific	6,531	5,728	14%
Total Sales (Net of Term Ext.)	53,404	84,778	-37%

Term Extension Sales

Term Extension Sales			
Channel	Qtr. Ended Jun. 09	Qtr. Ended Jun. 08	% Growth or Decline
Americas	22,076	11,297	95%
EMEA	19,553	2,002	877%
Asia-Pacific	2,296	1,861	23%
Term Extension Sales	43,925	15,160	190%

Total Sales

Total Sales			
Channel	Qtr. Ended Jun. 09	Qtr. Ended Jun. 08	% Growth or Decline
Americas	43,799	49,940	-12%
EMEA	44,702	42,409	5%
Asia-Pacific	8,827	7,589	16%
Total Sales	97,328	99,938	-3%

Q2 2009 v Q2 2008 Channel Performance:

- Top 5 customers accounted for 35% of sales dollars in the quarter compared to 27% in Q1-09 and 25% in Q2-08
- **Americas:**
  - Top 5 customers accounted for $19.0 million of sales in Q2- 09 vs. $16.3 million of sales in Q2- 08.
  - Decline in new account sales driven by price competition in online cash management
- **EMEA:**
  - Top 5 customers accounted for $29.7 million of sales in Q2- 09 vs. $13.8 million of sales in Q2- 08.
  - Sales figure driven predominantly by two large deals in Western Europe.
- **Asia-Pacific:**
  - Top 5 customers accounted for $5.3 million of sales in Q2- 09 vs. $4.0 million of sales in Q2- 08.
  - Large add-on sale in Malaysia and increase in Global Banker sales

10

Historic Sales By Quarter 2008-2009 Historic Sales By Quarter 2008-2009

Channel Summary Americas Monthly recurring revenue rise of $2.1 million or 6% compared to prior-year and $1.0 million or 3% compared to March quarter Experienced 6th consecutive quarter of service bill rates increases since implementing new pricing strategies Protected revenue base with strategic renewals across the Latin America region (Caja Libertad, Banelco, Banco ABN Real SA) Milestone revenue events: Standard Chartered bank on Money Transfer System ("MTS") EMEA Revenue top line impacted by depreciation of sterling and Euro FX rates by ~ 20% and 13% respectively, or an adverse effect of ~$4.0 million. Adjusting for FX and unusual impact of the Faster Payments revenue release in Q2 2008, EMEA underlying performance $1.0m ahead of last year at constant FX. Milestone revenue events: one Italian and two eastern European banks Asia-Pacific Monthly recurring revenue rise of $0.2 million or 3% compared to prior year and $0.1 million or 1% compared to March quarter Milestone revenue events: "Go Live" of PRM on System z at Westpac "Go Live" of BASE24-eps project for a bank in the Philippines

Product & Development Summary Delivered 2 major Beta product enhancement releases to customers in Q2-09 Enterprise Banker (EB) 7.5 Automated Case Manager (ACM) 2.0 Implemented first deployment of Proactive Risk Manager (PRM) on IBM System z using DB2 and Websphere MQ for a customer in Asia- Pacific Implemented BASE24-eps 08.2 on IBM System z, with DB2 and WebSphere MQ for a customer in EMEA Delivered a significant maintenance release for Money Transfer System Addresses the need of MTS customer for regulatory updates this year for the European Payment Services Directive and new Cover Payment regulations

Financial Review Scott Behrens, Chief Financial Officer

Key Takeaways from the Quarter Sales: Down slightly versus prior-year second quarter Term extensions offset weakness in new application and account sales Revenue: Achieved $87.2 million in the current quarter versus $109.2 million in Q2-08 quarter, represented a flat performance on Q1-09 Q2-08 revenue included ~$15.0 million attributable to Faster Payments and Middle East switch (license fees + services) Recurring revenue growth of $1.5 million partially offset ILF decline of ~ $6.0 million excluding Faster Payments Strengthening of US $ resulted in ~$4 million decline in global revenue Executed share repurchase program of ~$15 million or 1 million shares

Takeaways from the Quarter (cont) Operating Expenses: Decreased $17.6 million (16%) versus prior-year quarter Other Income and Expense: ~ $3.7 million negative versus a gain of $2.0 million in Q2-08 FX loss stood at $4.3 million whereas the swap loss narrowed to $0.3 million compared to FX loss of $0.7 million and swap gain of $2.9 million in prior-year quarter OFCF: Strong improvement in OFCF of $13.6 million in Q2-09 vs $(10.9) million in Q2-08 ~ $5.6 million primarily driven by timing of trade receivables in early part of April ~ $5.4 million improvement in HR expenditures as a result of the 2008 restructuring ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls ~ $4.9 million improvement for cap ex as a result of lower facilities build out and controls

Backlog is Still a Significant Contributor to current period Revenue Mix of revenue from sales vs backlog was similar to prior year Some diminution in the dollar amount of revenue from sales due to term renewals deal size and lack of significant capacity event in Q2-09 Prior year included backlog revenue of $97.7 million driven by Faster Payments, Middle East switch recognition Prior year revenue from sales included large capacity event Prior year revenue from sales included large capacity event Prior year revenue from sales included large capacity event Prior year revenue from sales included large capacity event Prior year revenue from sales included large capacity event Prior year revenue from sales included large capacity event Prior year revenue from sales included large capacity event

Re-affirmation of Guidance Currently expect sales, revenue and GAAP Operating Income on the lower end of the guidance range Fourth quarter sales and revenue generation anticipated to be more significant than Q3 Q4 revenues will include ~$15 million of annual license fee revenues Q3-Q4 sales phasing will be similar to last year Q3-Q4 sales phasing will be similar to last year Q3-Q4 sales phasing will be similar to last year Q3-Q4 sales phasing will be similar to last year Q3-Q4 sales phasing will be similar to last year Q3-Q4 sales phasing will be similar to last year Q3-Q4 sales phasing will be similar to last year

Appendix

Operating Free Cash Flow ($ millions) Quarter Ended June 30, Quarter Ended June 30, 2009 2008 Net cash provided by operating activities* $16.6 $ (3.4) Adjustments: Less capital expenditures (1.1) (6.0) Less alliance Technical enablement expenditures (1.9) (1.5) Operating Free Cash Flow $13.6 $(10.9) *OFCF is defined as net cash provided (used) by operating activities less capital expenditures and plus or minus net proceeds from IBM.

60-Month Backlog ($ millions) Quarter Ended Quarter Ended Quarter Ended June 30, 2009 March 31, 2009 June 30, 2008 Americas $817 $791 $744 EMEA 504 466 534 Asia/Pacific 155 153 159 Backlog 60-Month $1,476 $1,410 $1,437 ACI Deferred Revenue $140 $137 $144 ACI Other 1,336 1,273 1,293 Backlog 60-Month $1,476 $1,410 $1,437

Revenues by Channel ($ millions) Quarter Ended June 30, Quarter Ended June 30, 2009 2008 Revenues: United States $34.6 $40.2 Americas International 11.6 12.3 Americas 46.2 52.5 EMEA 29.7 46.9 Asia/Pacific 11.2 9.8 Revenues $87.2 $109.2

Monthly Recurring Revenue ($ millions) Quarter Ended June 30, Quarter Ended June 30, 2009 2008 Monthly license fees $17.5 $17.8 Maintenance fees 33.3 32.9 Processing Services 9.0 7.6 Monthly Recurring Revenue $59.8 $58.3

Deferred Revenue & Expense ($ millions) Quarter Ended Quarter Ended Quarter Ended Quarter Ended March 31, March 31, June 30, 2009 2009 June 30, 2008 2008 Short Term Deferred Revenue $107.7 $111.5 123.0 $137.3 Long Term Deferred Revenue 32.4 25.7 23.1 20.3 Total Deferred Revenue $140.1 $137.2 $146.1 $157.6 Total Deferred Expense $13.9 $12.4 $11.3 $12.7

Non-Cash Compensation and Acquisition Intangibles Quarter ended June 30, 2009 Quarter ended June 30, 2009 Quarter ended June 30, 2008 Quarter ended June 30, 2008 EPS Impact* $ in Millions EPS Impact* $ in Millions Amortization of acquisition-related intangibles and software 0.05 1.9 0.06 2.0 Non-cash equity-based compensation 0.04 1.3 0.05 1.7 Total: $0.09 $3.2 $0.10 $3.6 * Tax Effected at 35%

Other Income / Expense ($ millions) Quarter Ended Quarter Ended Quarter Ended Quarter Ended June 30, 2009 March 31, 2009 June 30, 2008 March 31, 2008 Interest Income $0.4 $0.3 $0.7 $0.6 Interest Expense (0.5) (0.8) (1.0) (1.4) FX Gain / Loss (4.3) (0.7) (0.7) 3.7 Interest Rate Swap Loss (0.3) (0.4) 2.9 (3.7) Other 1.1 0.0 0.2 (0.2) Total Other Income (Expense) ($3.7) ($1.6) $2.0 ($1.0)

Sales by Channel and Product Division ($ millions) Quarter Ended Quarter Ended Quarter Ended Quarter Ended Quarter Ended June 30, 2009 March 31, 2009 December 31, 2008 September 30, 2008 June 30, 2008 Sales by Channel: Americas $43.8 $38.9 $119.6 $46.8 $49.9 EMEA 44.7 17.4 47.1 53.0 42.4 Asia Pacific 8.8 4.6 22.6 6.8 7.6 Total Sales $97.3 $60.8 $189.3 $106.6 $99.9 Sales by Product Division: Retail Products $62.9 $36.3 $134.3 $70.0 $55.6 Wholesale Payments 18.7 11.4 30.3 17.6 24.9 Risk Management 5.6 4.9 14.7 5.5 5.1 Application Services 10.1 8.2 10.0 13.5 14.3 Total Sales $97.3 $60.8 $189.3 $106.6 $99.9

Reclassification Recast The Company redefined its cost of software license fees in order to better conform to industry practice. The definition has been revised to be third-party software royalties as well as the amortization of purchased technology. Previously, cost of software license fees also included certain costs associated with maintaining software products that have already been developed and directing future product development efforts. These costs included human resource costs and other incidental costs related to product management, documentation, publications and education. These costs have now been reclassified to research and development and cost of maintenance and services. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies. All products are trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures ACI is presenting operating free cash flow, which is defined as net cash provided (used) by operating activities less capital expenditures and plus or minus net proceeds from IBM. Operating free cash flow is considered a non-GAAP financial measure as defined by SEC Regulation G. We utilize this non-GAAP financial measure, and believe it is useful to investors, as an indicator of cash flow available for debt repayment and other investing activities, such as capital investments and acquisitions. We utilize operating free cash flow as a further indicator of operating performance and for planning investing activities. Operating free cash flow should be considered in addition to, rather than as a substitute for, net cash provided (used) by operating activities. A limitation of operating free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. This measure also does not exclude mandatory debt service obligations and, therefore, does not represent the residual cash flow available for discretionary expenditures. We believe that operating free cash flow is useful to investors to provide disclosures of our operating results on the same basis as that used by our management. We also believe that this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow. to certain items, which do not directly affect our ongoing cash flow.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. ACI also includes backlog estimates which are all software license fees, maintenance fees and services specified in executed contracts, as well as revenues from assumed contract renewals to the extent that we believe recognition of the related revenue will occur within the corresponding backlog period. We have historically included assumed renewals in backlog estimates based upon automatic renewal provisions in the executed contract and our historic experience with customer renewal rates. Backlog is considered a non-GAAP financial measure as defined by SEC Regulation G. Our 60-month backlog estimate represents expected revenues from existing customers using the following key assumptions: Maintenance fees are assumed to exist for the duration of the license term for those contracts in which the committed maintenance term is less than the committed license term. License and facilities management arrangements are assumed to renew at the end of their committed term at a rate consistent with our historical experiences. Non-recurring license arrangements are assumed to renew as recurring revenue streams. Foreign currency exchange rates are assumed to remain constant over the 60-month backlog period for those contracts stated in currencies other than the U.S. dollar. Our pricing policies and practices are assumed to remain constant over the 60-month backlog period. Non-GAAP Financial Measures

Estimates of future financial results are inherently unreliable. Our backlog estimates require substantial judgment and are based on a number of assumptions as described above. These assumptions may turn out to be inaccurate or wrong, including for reasons outside of management's control. For example, our customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in the customer's industry or geographic location, or we may experience delays in the development or delivery of products or services specified in customer contracts which may cause the actual renewal rates and amounts to differ from historical experiences. Changes in foreign currency exchange rates may also impact the amount of revenue actually recognized in future periods. Accordingly, there can be no assurance that contracts included in backlog estimates will actually generate the specified revenues or that the actual revenues will be generated within the corresponding 60-month period. Backlog should be considered in addition to, rather than as a substitute for, reported revenue and deferred revenue. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Non-GAAP Financial Measures

Forward Looking Statements This presentation contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as "believes," " will," "expects," "anticipates," "intends," and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this presentation include, but are not limited to, statements relating to: (a) expected 2H 2009 key category improvements, including with respect to PUF renewals and predictable recurring deals; (b) the belief that the Company has a growing ability to export US product knowledge; (c) the belief that the market for payments share is growing, not shrinking; (d) Italy and Spain having healthy banks with large ambitions; (e) growth in fraud globally driving interest in risk management systems; (f) the belief that the deal pipeline looks robust for second half of year and is heavily weighted towards Q4; (g) expectations and assumptions regarding the structure of, and opportunities for, term renewals and 2009 opportunities in the Americas, EMEA and Asia Pacific; (h) expectations and assumptions regarding growth opportunities in EMEA and the risk management and payments markets; (i) expectations and assumptions regarding the Company's sales pipeline for the third and fourth quarters and 2009 sales performance; and (j) expectations and assumptions for 2009 sales, revenue, and GAAP operating income. Forward-looking statements can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements, and our business, financial condition and results of operations could be materially and adversely affected. In addition, we disclaim any obligation to update any forward-looking statements after the date of this press release, except as required by law. All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. . Such factors include, but are not limited to, risks related to the global financial crisis, restrictions and other financial covenants in our credit facility, volatility and disruption of the capital and credit markets, our restructuring efforts, the restatement of our financial statements, consolidation in the financial services industry, changes in the financial services industry, the accuracy of backlog estimates, material weaknesses in our internal control over financial reporting, our tax positions, volatility in our stock price, risks from operating internationally, increased competition, our offshore software development activities, the performance of our strategic product, BASE24-eps, the maturity of certain legacy retail payment products, our strategy to migrate customers to our next generation products, ratable or deferred recognition of certain revenue associated with customer migrations and the maturity of certain of our legacy retail payment products, demand for our products, our alliance with IBM, our outsourcing agreement with IBM, the complexity of our products and the risk that they may contain hidden defects, governmental regulations and industry standards, our compliance with privacy regulations, system failures, the protection of our intellectual property, future acquisitions and investments and litigation. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.